EXHIBIT 99.1
Press release dated November 20, 2009

In view of the unusual market activity in the stock of GeoGlobal Resources Inc. (NYSE Amex:  GGR), the NYSE has contacted the company in accordance with its usual practice; the company stated that its policy is not to comment on unusual market activity.